Exhibit 99.2

Dear NCMers,

Despite the support for our proposed merger with Screenvision from both the advertising community and many of our and Screenvision’s theatre affiliates, the Antitrust Division of the U.S. Department of Justice (DOJ) has filed a lawsuit seeking to block the merger. We believe that the DOJ is wrong in its assessment. Bringing together NCM and Screenvision will create a better advertising product with the greater reach, ubiquitous coverage, enhanced targeting capability, and lower costs that advertising clients and their agencies seek. With a better product we will generate more advertising revenue for our theatre circuit partners. Advertisers, exhibitors and shareholders all will benefit from this combination which will better enable NCM 2.0 to compete in the increasingly competitive video advertising marketplace.

This legal process could take another four to six months during which time NCM and Screenvision will continue to operate as two independent companies. I would like to thank everyone for all their hard work on the merger integration plan. Unfortunately we will have to wait longer than expected to execute on that plan and bring the following benefits of the merger to advertisers and our theatre circuit partners:

•	Greater Reach - Advertisers place a premium value on reach. The merger will increase the number of theatre attendees reached by approximately 60%, allowing NCM 2.0 to offer a greater number of the advertising impressions that will be more competitive with cable and broadcast TV networks and online and mobile video advertising platforms.

•	Ubiquitous Coverage - Advertisers value ubiquitous audience coverage. NCM and Screenvision’s competitors including TV broadcasters, many cable programmers and virtually all the online and mobile advertising platforms have ubiquitous national reach. This limits NCM’s and Screenvision’s current ability to compete for the budgets of national brands, most notably QSRs, Retailers and CPG brands who have businesses with national distribution (or store) networks that require their advertising to be in virtually all markets in which they operate. The merger will allow the combined company to offer advertisers the ubiquity they require.

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Ability to Target Specific Audience Demographics - Advertisers prefer to buy a network that can provide a high percentage of a specific age or gender demographic group (e.g., Female18-34); audience members outside that target represent waste that is inefficient for the advertiser and the network. Neither NCM nor Screenvision alone have a large enough base of attendance (advertising impressions) to target specific audience groups as well as TV networks or online and mobile video advertising platforms. The increase in advertising impressions resulting from the merger will provide enough advertising impressions to enable us to create targeted buys across the nearly 80 age and gender demographic groups currently sold on a guaranteed basis by TV networks and to provide the psychographic and other more precise targeting provided by Internet and mobile advertising platforms. As you know we are currently in the planning process with respect to a new piece of inventory management and proposal software known as CATO (Cinema Audience Targeting Optimizer). While this system will help NCM target more effectively than we currently do, there will continue to be a significant amount of waste due to the undifferentiated nature of the way people go to the movies in groups (males go with females, children go with parents). This reality of the cinema business makes it even more important that a cinema network have the largest number of impressions possible before it starts to slice and dice the audience into more targeted audience groups. In fact, it is not clear that even with a system like CATO, Screenvision could create demographic targeting groups and related guarantees without creating such a large amount of waste that it would threaten their business model or make the number of more targeted impressions so small that it would not be attractive to advertisers who can buy the same audience more effectively on TV or by buying an Internet or mobile advertising platform.

•	Lower Costs for Advertisers - While demanding reach, ubiquity and targeting capability, advertisers also want advertising platforms that will make it less difficult to plan and execute their advertising strategies. Advertisers want a single network that provides consistency across all impressions purchased, makes it less difficult to compare performance with other media acquired for a specific campaign, and improves efficiency of media buying process (i.e., takes less time to execute). The merger creates the network that advertisers tell us they want to buy and eliminates the costs associated with the many differences between the NCM and Screenvision networks including differing proposal and rating point estimate processes, different pre show quality and format and ad placement, confusing messaging about reach and market coverage and the value of preshow placement, different pricing methodologies, different delivery technologies and different posting processes.

•	Significant Expense Synergies - As a result of the merger more than $30M of annual recurring operating expense synergies will be realized through the elimination of duplicative functions and operating costs. These operating expense savings will be reinvested into upgrading the network equipment within theatres and creating new systems like CATO (NCM’s planned “Cinema Audience Targeting Optimizer”), to make our cinema advertising product even more attractive to advertisers.

In short, the merger will directly address many of the issues that have limited cinema advertising revenue growth. Only 300-400 brands have ever bought either NCM or Screenvision, while thousands of brands buy TV networks and mobile video advertising platforms each year. The merger will enable us to offer a product that will be attractive to brands that have not previously purchased cinema advertising.

Given the growth potential created by the merger, DOJ’s actions are very disappointing. Advertisers will be hurt if the merger is blocked but they have other options. The biggest losers over the short and long run will be our theatre circuit partners. The primary focus of NCM’s business strategy since its original formation in 2002 is also at the heart of this merger - create a better cinema advertising product that will lead to incremental advertising revenue for our theatre partners. We recently spoke with our theatre affiliate partners regarding extensions to their existing contracts to ensure that they would receive the benefits of the merger for many years to come. In fact, we would be willing to extend those revenue share agreements even further or make other improvements to the exhibitor terms to ensure that there is always a complete alignment of financial incentives and interests between us and our theatre circuit partners.

Thanks again so much for all of your hard work and dedication to the NCM mission of bringing value to our theatre partners. All I can ask is that you continue to stay focused, do what you have been doing, and stay patient as we work through the legal process initiated today by the DOJ. I remain confident that we will be successful in proving the benefits from this merger for advertisers, exhibitors and shareholders.

Kurt

Forward Looking Statements

This document contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements about the proposed merger with Screenvision. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, the outcome of our defense of the merger with the DOJ and the Company’s ability to timely and successfully integrate Screenvision’s operations into those of the Company and achieve the anticipated expense synergies and increased revenue and earnings. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 26, 2013 and subsequent filings, for further information about these and other risks.